Exhibit 16.1

September 17, 2014

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

We have read the “Experts” section of the Form S-4 to be filed on September 18, 2014, of WCI Communities, Inc. and are in agreement with the statements contained in the third, fourth and fifth paragraphs of such section as it relates to Ernst & Young LLP. We have no basis to agree or disagree with the other statements of WCI Communities, Inc. contained therein.

/s/ Ernst & Young LLP

Ernst & Young LLP
Miami, Florida